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                                                                   EXHIBIT 23.10


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Trustees of
 Insignia Properties Trust


We hereby consent to the use in the Information Statement/Prospectus constituting a part of this Registration Statement of our report dated January 15, 1998, relating to the financial statements and schedules of Angeles Mortgage Investment Trust, which are contained in that Information Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Information Statement/Prospectus.




                                         /s/ BDO Seidman, LLP



Dallas, Texas
January 21, 1999